UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 6, 2005

SYS
(Exact Name of Registrant as Specified in Charter)

California	000-04169	95-2467354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5050 Murphy Canyon Road, Suite 200, San Diego, CA 92123
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code		858-715-5500

(None)
(Former Name or Former Address, if Changed Since Last Report)

             Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On January 6, 2005, SYS, a California corporation, completed its acquisition of all of the outstanding securities of Antin Engineering, Inc. (Antin).  Antin is a defense contractor that provides information technology, C4ISR (command, control, communications, computer, integration, surveillance and reconnaissance), and technical support services.

The consideration to be paid by SYS for the shares will consist of up to approximately $2,600,000 in cash and SYS common stock. The transaction was completed pursuant to an Agreement and Plan of Merger (the "Plan") by and among SYS, Shadow I, Inc. (a wholly-owned subsidiary of SYS), Antin Engineering, Inc., and all of the stockholders of Antin Engineering, Inc.

Item 3.02. Unregistered Sales of Equity Securities

            The effective date of the acquisition of Antin is January 3, 2005; and in connection therewith, up to 696,000 shares of SYS common stock may be issuable pursuant to the terms and conditions of the Plan.

            The issuance of SYS common shares in this transaction is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

            There are no securities with conversion rights in this transaction.

(c) Exhibits.

Exhibit	Description

99	Press release dated January 7, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

SYS
(Registrant)

Date: December 10, 2005	By:	/s/ Michael W. Fink
Michael W. Fink, Secretary